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                                                              Exhibit 1.1

                                1,500,000 Shares
                                Great Lakes REIT
 9 3/4 % Series A Cumulative Redeemable Preferred Shares of Beneficial Interest
                    (Liquidation Preference $25.00 per Share)
                           ($.01 Par Value Per Share)

                             Underwriting Agreement

                               December 16, 1998


A. G. Edwards & Sons, Inc.
Wheat First Union, a division
  of Wheat First Securities, Inc.
EVEREN Securities, Inc.
c/o A. G. Edwards & Sons, Inc.
One North Jefferson Avenue
St. Louis, Missouri 63103

Ladies and Gentlemen:

     Great Lakes REIT, a Maryland real estate investment trust (the "Company"), which qualifies for federal income tax purposes as a real estate investment trust pursuant to Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), and Great Lakes REIT, L.P., a Delaware limited partnership (the "Operating Partnership" and, together with the Company, the "Transaction Entities"), each wish to confirm as follows its agreement with
A. G. Edwards & Sons, Inc., Wheat First Union, a division of Wheat First Securities, Inc., and EVEREN Securities, Inc. (the "Underwriters") with respect to the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of 9 3/4 % Series A Cumulative Redeemable Preferred Shares of Beneficial Interest of the Company, $.01 par value per share (the "Shares "), set forth in Schedule I hereto.

     Capitalized terms used but not otherwise defined herein shall have the meanings given to those terms in the Prospectus (as herein defined).

     1. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE TRANSACTION ENTITIES. Each of the Transaction Entities, jointly and severally, represents, warrants and agrees that, as of the date hereof:

          (a) The Company meets the requirements for the use of Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"); a registration statement (Registration No. 333-49499) on Form S-3 and Post-Effective Amendment No. 1 thereto, including a prospectus relating to the registration of the Shares and such other securities which may be offered from time to time in accordance with Rule 415 under the Securities Act, and any further such amendments to such registration statement as may have been required to the date of this Agreement, have been prepared by the Company pursuant to and in conformity with the


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requirements of the Securities Act, and the Rules and Regulations (the "Rules
and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and have been filed with the Commission under the Securities Act and the Registration Statement was declared effective. Copies of such registration statement, including any amendments thereto, each related preliminary prospectus contained therein and the exhibits have heretofore been delivered by the Company to the Underwriters. A prospectus supplement (the "Prospectus Supplement") setting forth the terms of the offering, sale and plan of distribution of the Shares has been or will be so prepared and will be filed pursuant to Rule 424(b) of the Rules and Regulations on or before the second business day after the date hereof (or such earlier time as may be required by the Rules and Regulations). The term "Registration Statement" as used herein means the registration statement and the basic prospectus included therein, as amended at the time it or any amendment thereto became effective under the Securities Act, or at the time any Annual Report on Form 10-K is filed by the Company with the Commission (the "Effective Date"), including financial statements and all exhibits and all documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act. Any document filed by the Company under the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the effective date of the Registration Statement or the date of the Prospectus Supplement and incorporated by reference in the Prospectus shall be deemed to be included in the Registration Statement and the Prospectus as of the date of such filing. The term "Prospectus" as used herein means (i) the basic prospectus included in the Registration Statement at the Effective Date, as supplemented by the Prospectus Supplement as first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, except that, if such basic prospectus is amended or supplemented subsequent to the Effective Date, the term "Prospectus" shall refer to the basic prospectus as so amended or supplemented and as further supplemented by the Prospectus Supplement, or (ii) if no such filing is required, the form of final prospectus included in the Registration Statement at the Effective Date.

          (b) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable Effective Date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date and on the Closing Date (as defined herein) (as to the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriters specifically for inclusion therein. The Prospectus delivered to the Underwriters for use in connection with this offering was, or will be, identical to the electronically transmitted copies thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR"), except to the extent permitted by Regulation S-T.

          (c) The documents incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3 under the Securities Act, when they became effective or at the time they were filed with the Commission, as the case may be, complied in all material respects with the


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requirements of the Exchange Act, and the rules and regulations adopted by the Commission thereunder, and, when filed with the Commission, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (d) No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose has been instituted or, to the knowledge of either of the Transaction Entities, threatened by the Commission or by the state securities authority of any jurisdiction. No order preventing or suspending the use of the Prospectus has been issued and no proceeding for that purpose has been instituted or, to the knowledge of either of the Transaction Entities, after due inquiry, threatened by the Commission or by the state securities authority of any jurisdiction.

          (e) The Company has been duly formed and is validly existing as a real estate investment trust under the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland (the "SDAT"), is duly and properly qualified to do business in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all trust power necessary to own or hold its properties, to conduct the business in which it is engaged and to enter into and perform its obligations under this Agreement. The Company has no significant subsidiaries (as such term is defined in Regulation S-X of the Rules and Regulations) other than the Operating Partnership. The Operating Partnership has no subsidiaries.

          (f) The Company has an authorized capitalization as set forth in the Prospectus under the caption "Description of Shares of Beneficial Interest," and all of the issued and outstanding shares of beneficial interest of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Registration Statement and the Prospectus. Upon the closing of the Offering, except as disclosed in the Registration Statement and the Prospectus, and except with respect to share options outstanding on the date of the Prospectus and units of partnership interest in the Operating Partnership ("Units"), no shares of beneficial interest of the Company are reserved for any purpose and, except for the Units and such outstanding share options, there are no outstanding securities convertible into or exchangeable for any shares of beneficial interest of the Company, and no outstanding options or warrants to purchase or subscribe for any shares of beneficial interest of the Company. Upon the closing of the Offering, there will be no outstanding rights to purchase or subscribe for any shares of beneficial interest of the Company other than such outstanding share options and Units.

          (g) The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing as a foreign limited partnership in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all partnership power necessary to own or hold its properties, to conduct the business in which it is engaged and to enter into and perform its obligations under this Agreement and the other Operative Documents to which it is a party. On the Closing Date, the Company will be the sole general partner of the Operating Partnership. On the Closing Date, the


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Agreement of Limited Partnership of the Operating Partnership (the "Operating
Partnership Agreement") will be in full force and effect.

          (h) The Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable. Upon payment of the purchase price and when the Underwriters take delivery of the certificates evidencing the Shares to be sold by the Company and assuming the Underwriters are acquiring such Shares in good faith (as defined in Section 1-201(19) of the New York Uniform Commercial Code (the "UCC")), without notice of any adverse claim (as defined in Section 8-302 of the UCC), the Underwriters will acquire such Shares free and clear of any and all security interests, claims, liens, equities and other encumbrances, and such Shares will not be subject to any adverse claim. The terms of the Shares and any other securities described in the Prospectus conform in substance to all statements and descriptions related thereto contained in the Prospectus. The form of the certificates to be used to evidence the Shares will, on the Closing Date, be in due and proper form and will comply with all applicable legal requirements. The issuance of the Shares is not subject to any preemptive or other similar rights.

          (i) This Agreement has been duly and validly authorized, executed and delivered by each of the Transaction Entities, and assuming due authorization, execution and delivery by the Underwriters, is a valid and binding agreement of each of the Transaction Entities, enforceable against the Transaction Entities in accordance with its terms.

          (j) The execution, delivery and performance of this Agreement by each of the Transaction Entities and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which either of the Transaction Entities is a party or by which either of the Transaction Entities is bound or to which any of the Properties or other assets of either of the Transaction Entities is subject, nor will such actions result in any violation of the provisions of the declaration of trust or bylaws or certificate of limited partnership or the Operating Partnership Agreement, as applicable, of the Transaction Entities, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over either of the Transaction Entities or any of their respective properties or assets; and except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters, no consent, approval, authorization or order of, or filing or registrations with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Transaction Entities and the consummation of the transactions contemplated hereby.

          (k)  Except as disclosed in the Registration Statement and as filed as
Exhibit 4.3 thereto, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered


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pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

          (l) Neither of the Transaction Entities nor any of the Properties has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as set forth or contemplated in the Prospectus; and, since such date, there has not been any material change in the capital stock or long-term debt of either of the Transaction Entities or any material adverse change, or any development involving a prospective material adverse change, in or affecting any of the Properties or the general affairs, management, financial position, stockholders' equity or results of operations of either of the Transaction Entities, other than as set forth or contemplated in the Prospectus.

          (m) The financial statements (including the related notes and supporting schedules) filed as part of the Registration Statement or included or incorporated by reference in the Prospectus present fairly the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. Pro forma financial information included in the Prospectus has been prepared in accordance with the applicable requirements of the Securities Act, the Rules and Regulations and AICPA guidelines with respect to pro forma financial information and includes all adjustments necessary to present fairly the pro forma financial position of the Company at the respective dates indicated and the results of operations for the respective periods specified.

          (n) Ernst & Young LLP, who have certified certain financial statements of the Company, whose reports have been incorporated by reference in the Prospectus and who have delivered the Initial Letter referred to in Section 6(h) hereof, are independent public accountants as required by the Securities Act and the Rules and Regulations.

          (o) (i) On the Closing Date, the Company or the Operating Partnership will have good and marketable title to each of the Properties, free and clear of all liens, encumbrances, claims, security interests and defects, other than those referred to in the Prospectus or those which are not material in amount or those which would not have a material adverse effect on the business, operations or use of any of the Properties and all material consents or approvals with respect to the transfers reflected in the Prospectus of any of the Properties to the Company or the Operating Partnership shall have been received; (ii) all liens, charges, encumbrances, claims or restrictions on or affecting any of the Properties and the assets of either of the Transaction Entities which are required to be disclosed in the Prospectus are disclosed therein; (iii) except as otherwise described in the Prospectus, there are no material defaults by either Transaction Entity under (A) any space leases (as lessor or lessee, as the case may be) relating to the Properties, or (B) any of the mortgages or other security documents or other agreements encumbering or otherwise recorded against the Properties, and neither of the Transaction Entities knows of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such documents or agreements;


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(iv) except as disclosed in the Prospectus, no tenant under any of the leases at the Properties has a right of first refusal to purchase the premises demised under such lease which has not been waived; (v) each of the Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except for such failures to comply that would not have a material adverse effect on the business operations, use or value of such Property; and (vi) neither of the Transaction Entities has knowledge of any pending or threatened condemnation proceedings, zoning change or other proceeding or action that will in any material manner affect the size of, use of, improvements on, construction on or access to the Properties.

          (p) Immediately following the application of the net proceeds of the sale of the Shares in the manner set forth in the Prospectus and as required by the Operating Partnership Agreement, the mortgages and deeds of trust which will encumber the Properties will not be convertible into equity securities of the entity owning such Property and said mortgages and deeds of trust will not be cross-defaulted or cross-collateralized with any property other than other the Properties.

          (q) On the Closing Date, the Company or the Operating Partnership will have obtained title insurance on the fee interests in each of the Properties, in an amount at least equal to the greater of (i) the mortgage indebtedness of each such Property or (ii) the purchase price of each such Property.

          (r) Except as disclosed in the Prospectus: (i) to the knowledge of the Transaction Entities, after due inquiry, the operations of the Properties are in material compliance with all Environmental Laws (as defined below) and all requirements of applicable permits, licenses, approvals and other authorizations issued pursuant to Environmental Laws; (ii) to the knowledge of the Transaction Entities, after due inquiry, none of the Transaction Entities or any Property has caused or suffered to occur any Release (as defined below) of any Hazardous Substance (as defined below) into the Environment (as defined below) on, in, under or from any Property that has not been addressed as required by Environmental Laws, and no condition exists on, in, under or adjacent to any Property that could result in the incurrence of liabilities under, or any violations of, any Environmental Law by the Transaction Entities or give rise to the imposition of any Lien (as defined below), under any Environmental Law; (iii) none of the Transaction Entities has received any written notice of a claim under or pursuant to any Environmental Law or under common law pertaining to Hazardous Substances on, in, under or originating from any Property that has not been addressed as required by Environmental Laws;
(iv) neither of the Transaction Entities has actual knowledge of, or received any written notice from any Governmental Authority (as defined below) claiming, any violation of any Environmental Law or a determination to undertake and/or request the investigation, remediation, clean-up or removal of any Hazardous Substance released into the Environment on, in, under or from any Property that has not been addressed as required by Environmental Laws; and (v) no Property is included or, to the knowledge of either of the Transaction Entities, after due inquiry, proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency (the "EPA") or on the Comprehensive Environmental Response, Compensation, and Liability Information System database maintained by the EPA, and neither of the Transaction Entities has actual knowledge


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that any Property has otherwise been identified in a published writing by the
EPA as a potential CERCLA removal, remedial or response site or, to the knowledge of either of the Transaction Entities, is included on any similar list of potentially contaminated sites pursuant to any other Environmental
Law (except for inclusion on a list of leaking underground storage tank sites, PROVIDED that the leak has been addressed as required by Environmental
Laws).

     As used herein, "Hazardous Substance" shall include any hazardous substance, hazardous waste, toxic substance, pollutant or hazardous material, including, without limitation, oil, petroleum or any petroleum-derived substance or waste, asbestos or asbestos-containing materials, PCBs, pesticides, explosives, radioactive materials, dioxins, urea formaldehyde insulation or any constituent of any such substance, pollutant or waste which is subject to regulation under any Environmental Law (including, without limitation, materials listed in the United States Department of Transportation Optional Hazardous Material Table, 49 C.F.R. Section 172.101, or in the EPA's List of Hazardous Substances and Reportable Quantities, 40 C.F.R. Part 302); "Environment" shall mean any surface water, drinking water, ground water, land surface, subsurface strata, river sediment, buildings, structures, and ambient, workplace and indoor and outdoor air; "Environmental Law" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601, ET SEQ.) ("CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Section 6901, ET SEQ.), the Clean Air Act, as amended (42 U.S.C. Section 7401, ET SEQ.), the Clean Water Act, as amended (33 U.S.C.
Section 1251, ET SEQ.), the Toxic Substances Control Act, as amended (15 U.S.C.
Section 2601, ET SEQ.), the Occupational Safety and Health Act of 1970, as amended (29 U.S.C. Section 651, ET SEQ.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801, ET SEQ.), and all other federal, state and local laws, ordinances, regulations, rules and orders relating to the protection of the environments or of human health from environmental effects; "Governmental Authority" shall mean any federal, state or local governmental office, agency or authority having jurisdiction over the Properties and having the duty or authority to promulgate, implement or enforce any Environmental Law; "Lien" shall mean, with respect to any Property, any mortgage, deed of trust, pledge, security interest, lien, encumbrance, penalty, fine, charge, assessment, judgment or other liability in, on or affecting such Property; and "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, emanating or disposing of any Hazardous Substance into the Environment in violation of any Environmental Law, including, without limitation, the abandonment or discard of barrels, containers, tanks (including, without limitation, underground storage tanks) or other receptacles containing or previously containing any Hazardous Substance.

          (s) Each Transaction Entity and Property carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its business and as is customary for companies engaged in similar businesses in similar industries.

          (t) Each Transaction Entity owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of its business and has no reason to believe that the conduct of its business will conflict with, and has not received any notice of any claim of conflict with, any such rights of others.


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          (u)  Except as described in the Prospectus, there are no legal or governmental proceedings pending to which any Transaction Entity is a party or of which any property or assets of any Transaction Entity is the subject which, if determined adversely to such Transaction Entity, might have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, or business of the Company; and to the best knowledge of the Transaction Entities, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

          (v) There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to, or incorporated by reference into, the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described in the Prospectus or filed as exhibits to the Registration Statement.

          (w) No relationship, direct or indirect, exists between or among either of the Transaction Entities on the one hand, and the directors, officers or stockholders of either of the Transaction Entities on the other hand, which is required to be described in the Registration Statement which is not so described.

          (x) No labor disturbance by the employees of either Transaction Entity exists or, to the knowledge of the Transaction Entities, is imminent which might be expected to have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business or prospects of such Transaction Entity.

          (y) Each Transaction Entity is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which either Transaction Entity would have any liability; neither Transaction Entity has incurred or expects to incur liability (i) under Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or
(ii) for violation of Section 412 or for any tax under 4971 of the Code, including the regulations and published interpretations thereunder; and each "pension plan" for which either Transaction Entity would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

          (z) Each Transaction Entity has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and has paid all taxes due thereon, and no tax deficiency has been determined adversely to any Transaction Entity which has had (nor does either Transaction Entity have any knowledge of any tax deficiency which, if determined adversely to it might have) a material adverse effect on the financial position, stockholders' equity, results of operations, business or prospects of such Transaction Entity.

          (aa) Upon completion of the transactions described in the Prospectus and the sale of the Shares hereunder, the Company and the Operating Partnership will continue to be organized and operated in conformity with the requirements for qualification of the Company as


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a real estate investment trust under the Code, and the proposed method of operation of the Company and the Operating Partnership will enable the Company to continue to meet the requirements for qualification and taxation as a real estate investment trust under the Code.

          (bb) Since the date as of which information is given in the Prospectus through the date hereof, and except as may otherwise be disclosed in the Prospectus, neither Transaction Entity has (i) issued or granted any securities (other than securities issued pursuant to the exercise of options to purchase beneficial interests outstanding as of the date information is given in the Prospectus), (ii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any transaction not in the ordinary course of business or (iv) declared or paid any dividend on its shares of beneficial interest.

          (cc) Each Transaction Entity (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets,
(C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

          (dd) No Transaction Entity (i) is in violation of its declaration of trust, bylaws, certificate of limited partnership, agreement of limited partnership, trust instrument or other similar organizational document, (ii) is in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of the Properties or any of its other properties or assets is subject or (iii) is in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or the Properties or any of its other properties or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of the Properties or any of its other properties or assets or to the conduct of its business.

          (ee) Neither Transaction Entity, nor any director, officer, agent, employee or other person associated with or acting on behalf of either Transaction Entity, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

          (ff) Neither Transaction Entity is an "investment company" or, to the knowledge of each of the Transaction Entities, an entity "controlled" by an "investment company," within the meaning of such terms under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.

          (gg) Other than this Agreement and as set forth in the Prospectus Supplement under the heading "Underwriting," there are no contracts, agreements or understandings between either Transaction Entity and any person that would give rise to a valid claim against either Transaction Entity or any Underwriter for a brokerage commission, finder's fee or other like payment with respect to the consummation of the transactions contemplated by this Agreement.

          (hh) Articles Supplementary setting forth the terms of the Shares (the "Articles Supplementary") have been duly and validly authorized by all necessary trust action on behalf of the Company.

          (ii) All of the issued Units have been duly and validly authorized and issued and are fully paid. The issuance of the Preferred Units to the Company has been approved by all necessary action on behalf of the Partnership and its partners. As of the date hereof, 16,826,303 Units and 0 Preferred Units are issued and outstanding and all of such Units and Preferred Units are validly issued, fully paid and nonassessable. None of the issued Units or Preferred Units has been issued, or is owned or held, in violation of any preemptive right. The Units have been offered, sold and issued by the Partnership in compliance with all applicable laws (including, without limitation, federal and state securities laws).

     2.   PURCHASE, SALE AND DELIVERY OF THE SHARES.

     (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and each such Underwriter agrees, severally and not jointly, to purchase from the Company at a purchase price of $24.2125 per share, the number of Shares set forth opposite the name of such Underwriter in Schedule I hereto.

     (b) Delivery of and payment for the Shares shall be made through the facilities of the Depository Trust Company, at 10:00 A.M., New York City time, on December 23, 1998 (unless postponed in accordance with the provisions of Section 9 hereof), or at such other date or place as shall be determined by agreement between the Underwriters and the Company. This date and time are sometimes referred to as the "Closing Date." On the Closing Date, the Company shall deliver or cause to be delivered certificates representing the Shares to the Underwriters against payment to or upon the order of the Company of the purchase price by wire transfer in same day funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of the Underwriters hereunder. Upon delivery, the Shares shall be registered in such names and in such denominations as the Underwriters shall request in writing not less than two full business days prior to the Closing Date. For the purpose of expediting the checking and packaging of the certificates for the Shares, the Company shall make the certificates representing the Shares available for inspection by the Underwriters in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the Closing Date.

     3. OFFERING OF SHARES BY THE UNDERWRITERS. It is understood that the Underwriters propose to offer the Shares to the public upon the terms and conditions set forth in the Registration Statement and the Prospectus.

     4. FURTHER AGREEMENTS OF THE TRANSACTION ENTITIES. Each of the Transaction Entities jointly and severally agrees:

          (a) The Company will (i) prepare a Prospectus Supplement setting forth the number of Shares covered thereby and their terms not otherwise specified in the Prospectus pursuant to which the Shares are being issued, the name of the Underwriters and the number of Shares which the Underwriters have agreed to purchase, the price at which the Shares are to be purchased by the Underwriters from the Company and such other information as the Underwriters and the Company deem appropriate in connection with the offering of the Shares, and file the Prospectus in a form approved by the Underwriters pursuant to Rule 424(b) under the Act no later than the Commission's close of business on the second business day following the date of the determination of the offering price of the Shares; (ii) prior to the termination of the offering of the Shares, not file any amendment to the Registration Statement or supplement to the Prospectus, or any document under the Exchange Act if the document would be deemed to be incorporated by reference into the Registration Statement or the Prospectus, of which the Underwriters shall not previously have been advised and furnished with a copy or to which the Underwriters shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations; and (iii) prior to the Closing Date, promptly notify the Underwriters after it shall have received notice thereof of the time when any amendment to the Registration Statement becomes effective or when any supplement to the Prospectus has been filed;

          (b) To furnish promptly to the Underwriters and to counsel for the Underwriters five copies of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith, and will also furnish to the Underwriters and their counsel such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto, as the Underwriters may reasonably request;

          (c) To deliver promptly to the Underwriters such number of the following documents as the Underwriters shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings) and (ii) the Prospectus and any amended or supplemented Prospectus; and, if the delivery of a prospectus is required by applicable laws or regulations of any governmental authority at any time after the Effective Time and prior to the 270th day after the Effective Date in connection with the offering or sale of the Shares or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Underwriters and, upon their request, to file such document and to prepare and furnish without charge to the Underwriters and to any dealer in securities as many copies as the Underwriters may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance;

          (d) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the Underwriters, be required by the Securities Act or requested by the Commission;

          (e) Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus or any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Underwriters and counsel for the Underwriters and obtain the consent of the Underwriters, to the filing, except where obtaining such consent is impracticable after using reasonable efforts to obtain the consent;

          (f) The Company will make generally available to its security holders as soon as practicable but no later than 60 days after the close of the period covered thereby an earnings statement (in form complying with the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations), which need not be certified by independent certified public accountants, unless required by the Securities Act or the Rules and Regulations, covering a twelve-month period commencing after the "effective date" (as defined in said Rule 158) of the Registration Statement;

          (g) During the period when a prospectus relating to any of the Shares is required to be delivered under the Securities Act by any Underwriter or dealer, the Company will file promptly all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. The Company will furnish to the Underwriters, from time to time during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act such number of copies of the Prospectus (as amended or supplemented) as the Underwriters may reasonably request for the purposes contemplated by the Securities Act or the Exchange Act or the respective applicable rules and regulations of the Commission thereunder;

          (h) For a period of three years following the Closing Date, to furnish to the Underwriters copies of all materials furnished by the Company to its shareholders and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange upon which the Shares may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder;

          (i) Prior to the Closing Date, to apply for the listing of the Shares on the New York Stock Exchange (the "NYSE") and to use its best efforts to complete that listing within thirty (30) days following the Closing Date;

          (j) None of the Preferred Units will be issued in violation of any preemptive right. The Preferred Units will be offered, sold and issued by the Partnership in compliance with all applicable laws (including, without limitation, federal and state securities laws).

          (k) To take such reasonable steps to ensure that the net proceeds from the sale of the Shares are applied in a manner that is consistent in all material respects with the description set forth in the Prospectus under the caption "Use of Proceeds" and as required pursuant to the Operating Partnership Agreement;

          (l) To take such steps as shall be necessary to ensure that neither of the Transaction Entities shall become an "investment company", or an entity "controlled" by an "investment company," within the meaning of such terms under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder;

          (m) Except as stated in this Agreement and in the Prospectus, neither Transaction Entity has taken, nor will take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Shares to facilitate the sale or resale of the Shares;

          (n) To amend the Operating Partnership Agreement to create the Preferred Units prior to the Closing Date;

          (o) To file with the SDAT and cause to become effective, prior to the Closing Date, the Articles Supplementary in the form last delivered to the Underwriters prior to the execution of this Agreement, with such changes therein as the Underwriters approve, such approval not to be unreasonably withheld;

          (p) The Company will take such steps as shall be necessary, in its reasonable business judgment, to maintain the listing of the Shares on the NYSE for at least 3 years following the Closing Date;

          (q) The Company will use its best efforts to continue to meet the requirements to qualify as a "real estate investment trust" under Sections 856-860 of the Code; and

          (r) If this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Transaction Entities to comply with the terms or fulfill any of the conditions of this Agreement, the Transaction Entities jointly and severally agree to reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and expenses of counsel for the Underwriters) incurred by the Underwriters in connection herewith.

     5.   EXPENSES.  The Transaction Entities jointly and severally agree to pay
(a) the costs incident to the authorization, issuance, sale and delivery of the Shares and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), the Prospectus and any amendment or supplement to the Prospectus, all as provided in this Agreement; (d) the costs of producing and distributing this Agreement and any other related documents in connection with the offering, purchase, sale and delivery of the Shares; (e) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares;
(f) any applicable listing or other fees; (g) the fees and expenses of qualifying the Shares under the securities laws of the several jurisdictions as provided in Section 4(j) hereof and of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); and (h) all other costs and expenses incident to the performance of the obligations of the Transaction Entities under this Agreement; PROVIDED that, except as provided in this Section 5 and in Section 11 hereof, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Shares which they may sell and the expenses of advertising any offering of the Shares made by the Underwriters.

     6. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the Underwriters hereunder are subject to the accuracy, when made and at the Closing Date, of the representations and warranties of the Transaction Entities contained herein, to the performance by each Transaction Entity of its obligations hereunder, and to each of the following additional terms and conditions:

          (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment to be declared effective before the offering of the Shares may commence, the Registration Statement or such post-effective amendment shall become effective not later than 5:30 P.M., New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by the Underwriters, and all filings, if any, required by Rules 424 and 430A under the Rules and Regulations shall have been timely made; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Transaction Entities or the Underwriters, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Underwriters.

          (b) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the financial condition, business, properties, net worth, or results of operations of either Transaction Entity, not contemplated by the Prospectus, which in the opinion of the Underwriters, would materially adversely affect the market for the Shares, or (ii) any event or development relating to or involving either Transaction Entity, or any partner, officer, director or trustee of either Transaction Entity or any Property, which makes any statement of a material fact made in the Prospectus untrue or which, in the opinion of the Company and its counsel or the Underwriters and their counsel, requires the making of any addition to or change in the Prospectus in order to state a material fact required by the Securities Act or any other law to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, if amending or supplementing the Prospectus to reflect such event or development would, in the Underwriters' opinion, adversely affect the market for the Shares.

          (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Shares, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

          (d) Jones, Day, Reavis & Pogue shall have furnished to the Underwriters its written opinion, as counsel to the Company, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, to the effect that:

               (i) The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, with partnership power and authority to own or hold its property and to conduct the business in which it is engaged substantially as described in the Registration Statement and the Prospectus, and to enter into and perform its obligations under this Agreement. The Operating Partnership is qualified or registered to do business as a foreign partnership and is in good standing in the States of Colorado, Illinois, Michigan, Minnesota, Ohio and Wisconsin. The Company is the sole general partner of the Operating Partnership. The Operating Partnership Agreement is in full force and effect.

               (ii) The Units issued, including, without limitation, the Units issued to the Company, have been duly authorized, legally issued and fully paid, except that no opinion is given with respect to compliance with Federal or state securities laws.

               (iii) This Agreement has been duly authorized, executed and delivered by the Operating Partnership.

               (iv) The execution, delivery and performance of this Agreement by each of the Transaction Entities and the consummation of the transactions contemplated hereby will not (A) result in the violation by either Transaction Entity of any statute, rule, order or regulation of any court or governmental agency or body having jurisdiction over either of the Transaction Entities or any of their properties or assets, in each case known to such counsel, (B) result in a default under or breach by either Transaction Entity of any contract identified as a material contract in a certificate of the Chief Executive Officer and Secretary of the Company and to which either of the Transaction Entities is bound or to which any of the Properties or other assets of either of the Transaction Entities is subject, or require the consent or waiver of any party to any such contract other than consents and waivers that have been obtained, (C) conflict with or result in a default by the Company under its Charter or Bylaws or
          (D) conflict with or result in a default by the Operating Partnership under its certificate of limited partnership or the Operating Partnership Agreement; and except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities, real estate syndication or Blue Sky laws governing the purchase and sale of the Shares by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Transaction Entities and the consummation of the transactions contemplated hereby.

               (v) Neither Transaction Entity is an "investment company" within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.

               (vi) Such counsel has been advised that the Registration Statement has become effective under the Securities Act and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement under the Securities Act has been issued and no proceedings for that purpose have been instituted or are pending or threatened by the Commission. Such counsel has been advised by the staff of the NYSE that the Shares are approved for listing on the NYSE, subject to official notice of issuance.

               (vii) Such counsel has participated in the preparation of the Registration Statement and the Prospectus (the documents incorporated into the Prospectus by reference having previously been prepared and filed by the Company without such counsel's participation). From time to time, in connection therewith, such counsel has had discussions with certain officers, directors and employees of the Company, representatives of Ernst & Young LLP, the independent accounts who examined certain of the financial statements of the Company and its consolidated entities incorporated by reference in the Registration Statement and the Prospectus, and the Underwriters concerning the Registration Statement and the Prospectus and the proposed responses to various items in Form S-3. Based thereupon, such counsel is of the view that the Registration Statement (other than the financial statements, financial schedules and other financial and statistical data included or incorporated by reference therein, and except for the information referred to under the caption "Experts" as having been incorporated by reference in the Registration Statement on the authority of Ernst & Young LLP as experts, as to which such counsel is not called upon to express a view), at the time the Registration Statement became effective under the Securities Act complied, and the Prospectus (with the foregoing exceptions), as of its date complied and as of the Closing Date complies, as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations, and that the documents incorporated by reference into the Prospectus that were filed prior to the date of this letter (other than the financial statements, financial schedules and other financial and statistical data included therein, as to which such counsel is not called upon to express a view) at the time they were filed complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

               (viii) The statements contained in the Prospectus under the caption "Federal Income Tax Considerations" and in the Prospectus Supplement under the caption "Certain Federal Income Tax Considerations," to the extent they constitute matters of law or constitute legal conclusions, are correct in all material respects and fairly summarize the federal income tax considerations that are likely to be material to a holder of the Shares.

               (ix) Commencing with the Company's taxable year ended December 31, 1993, and for all taxable periods thereafter, the Company (as the successor in interest to Great Lakes REIT, Inc., a Maryland corporation, pursuant to the merger of Great Lakes REIT, Inc. with and into the Company) has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust under the Code and the Treasury Regulations promulgated thereunder, and the current and proposed organization and method of operation of the Company and the Operating Partnership, as described in the Prospectus and the documents incorporated therein by reference and as represented in the Company's officers' certificate delivered in connection with this opinion, will enable the Company to continue to meet the requirements for qualification and taxation as a real estate investment trust for its current and subsequent taxable years.

               (x) The Operating Partnership is properly classified as a partnership for federal income tax purposes and not as an association taxable as a corporation or as a "publicly traded partnership" within the meaning of Section 7704 of the Code.

     In rendering such opinion, such counsel may (i) state that its opinion is limited to matters governed by the Federal laws of the United States of America; and (ii) rely (to the extent such counsel deems proper and specifies in their opinion), as to matters involving the application of the laws of the States of Maryland and Delaware upon the opinion of other counsel of good standing, PROVIDED that such other counsel is satisfactory to counsel for the Underwriters and furnishes a copy of its opinion to the Underwriters. Such counsel shall also have furnished to the Underwriters the following written statement, addressed to the Underwriters and dated the Closing Date, in form and substance satisfactory to the Underwriters. Such counsel has not independently verified and is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the information contained in the Registration Statement or the Prospectus, including any document incorporated or deemed to be incorporated therein by reference, except to the extent of the opinion called for by Section 6(d)(x). Based solely on the participation and discussions described above in Section 6(d)(ix), however, no facts have come to such counsel's attention that cause such counsel to believe that the Registration Statement (except for the financial statements, financial schedules and other financial and statistical data included or incorporated by reference therein, and except for the information referred to under the caption "Experts" as having been incorporated by reference in the Registration Statement on the authority of Ernst & Young LLP as experts, as to which such counsel has not been called upon to express a view), at the time it became effective contained an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus, including the documents filed by the Company with the Commission prior to the date of such opinion that are incorporated or deemed to be incorporated by reference into the Prospectus (with the foregoing exceptions) as of its date contained, or on the Closing Date contains, any untrue statement of a material fact or as of its date, or on the Closing Date omits, to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (e) Ballard Spahr Andrews & Ingersoll, LLP shall have furnished to the Underwriters its written opinion, as Maryland counsel to the Company, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, to the effect that:

               (i) The Company is a real estate investment trust duly formed and validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT. The Company has full trust power (A) to own or hold its properties and to conduct the business in which it is engaged as described in the Registration Statement and the Prospectus and (B) to enter into and perform its obligations under this Agreement.

               (ii) The Company has an authorized capitalization as set forth in the Prospectus, and all of the shares of capital stock of the Company outstanding as of the Closing Date (not including the Shares) (the "Outstanding Shares") have been duly and validly authorized and, assuming receipt of consideration therefor as provided in the resolutions of the Board of Trustees of the Company authorizing their issuance, are duly and validly issued and are fully paid and nonassessable. The Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided in
          (A) the resolutions of the Board of Trustees of the Company authorizing their issuance and (B) this Agreement, will be duly and validly issued, fully paid and nonassessable. The terms of the Shares and the Outstanding Shares conform in all material respects to all statements and descriptions thereof contained in the Prospectus.

               (iii) The form of certificates to be used to evidence the Shares are in due and proper form and comply with all applicable requirements of Title 8 of the Corporations and Associations Article of the Annoted Code of Maryland, as amended ("Title 8"). The issuance of the Shares is not subject to any preemptive or other similar rights arising under the Company's charter or bylaws or Title 8.

               (iv) The statements contained in the Prospectus under the captions "Description of the Preferred Shares of Beneficial Interest" and "Description of Shares of Beneficial Interest" insofar as those statements describe Maryland statutes, rules and regulations, constitute a fair summary thereof.

               (v) This Agreement has been duly and validly authorized, executed and delivered by the Company, and the Operating Partnership Agreement has been duly and validly authorized, executed and delivered by the Company.

               (vi) The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby by the Company will not result in any violation of (A) the provisions of the Company's Declaration of Trust or bylaws, or (B) any Maryland statute or any order, rule or regulation of any governmental agency or body of the State of Maryland having jurisdiction over the Company or any of its properties or assets under Title 8. So far as is known to such counsel, and except for (C) the registration of the Shares under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act or applicable state and foreign securities laws in connection with the purchase and distribution of the Shares by the Underwriters, and (D) such consents, approvals, authorizations, orders, filings or registrations, the absence of which, individually or in the aggregate, would not have a material adverse effect on the consummation of the transactions contemplated by this Agreement, no consent, approval, authorization or order of, or filing or registration with, any such governmental agency or body of the State of Maryland is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby.

               (vii) The Articles Supplementary have been approved by all necessary corporate action on behalf of the Company and have been accepted for record by the SDAT.

          (f) Richard L. Rasley, Esq., Co-General Counsel for the Company, shall have furnished to the Underwriters his written opinion, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters to the effect that:

               (i) No Transaction Entity is (A) in violation of its declaration of trust, bylaws, certificate of limited partnership, agreement of limited partnership or other similar organizational document or (B) in default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument of which such counsel is aware to which it is a party or by which it is bound or to which any of the Properties or any of its other properties or assets is subject.

               (ii) To the knowledge of such counsel, except as disclosed in the Registration Statement, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

               (iii) To the knowledge of such counsel, there is no pending litigation or governmental proceeding required to be described in the Registration Statement that is not described as required or that would affect the subject matter of this Agreement.

          (g) The Underwriters shall have received from Hunton and Williams, counsel for the Underwriters, such opinion dated the Closing Date, with respect to the issuance and sale of the Shares, the Registration Statement, the Prospectus and other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

          (h) At the time of execution of this Agreement, the Underwriters shall have received from Ernst & Young LLP a letter, in form and substance satisfactory to the Underwriters, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to Underwriters in connection with registered public offerings.

          (i) With respect to the letter of Ernst & Young LLP referred to in the preceding paragraph and delivered to the Underwriters concurrently with the execution of this Agreement (the "Initial Letter"), the Company shall have furnished to the Underwriters a letter (the "Bring-Down Letter") of such accountants, addressed to the Underwriters and dated the Closing Date
(i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the Initial Letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

          (j) The Company shall have furnished to the Underwriters a certificate, dated the Closing Date, of its Chairman of the Board, its President or a Vice President and its Chief Financial Officer stating that:

               (i) The representations, warranties and agreements of the Transaction Entities in Section 1 are true and correct as of the Closing Date; the Company has complied with all its agreements contained herein; and the conditions set forth in Sections 6(a) and 6(k) have been fulfilled; and

               (ii) They have carefully examined the Registration Statement and the Prospectus and, in their view (A) as of the Effective Date, the Registration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (B) since the Effective Date, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus.

          (k) (i) No Transaction Entity or Property shall have sustained, since the date of the latest audited financial statements included in the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or (ii) since such date, there shall not have been any change in the capital stock or long-term debt of either Transaction Entity or any change, or any development involving a prospective change, in or affecting any Property or the general affairs, management, financial position, stockholders' equity or results of operations of any Transaction Entity, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or
(ii), is, in the judgment of the Underwriters, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered on the Closing Date on the terms and in the manner contemplated in the Prospectus.

          (l) The Articles Supplementary shall have been filed with the SDAT and become effective.

          (m) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the NYSE or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the reasonable judgment of a majority in interest of the several Underwriters, impracticable or inadvisable to proceed with the public offering or delivery of the Shares being delivered on the Closing Date on the terms and in the manner contemplated in the Prospectus.

          (n) Application shall have been made, and not withdrawn, to list the Shares on the NYSE and the Company shall not have received a final notice of the rejection of such listing application.

          (o) The Transaction Entities shall not have failed at or prior to the Closing Date to have performed or complied with any of their agreements herein contained and required to be performed or complied with by them hereunder at or prior to the Closing Date.

          (p) On the Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Transaction Entities in connection with the issuance and sale of the Shares as herein contemplated shall be satisfactory in form and substance to the Underwriters and their counsel.

          (q) The Company shall have furnished or caused to be furnished to the Underwriters such further certificates and documents as the Underwriters shall have reasonably requested.

     7.   EFFECTIVE DATE OF AGREEMENT.  This Agreement shall become effective:
(a) upon the execution hereof by the parties hereto; or (b) if, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, when notification of the effectiveness of the Registration Statement or such post-effective amendment has been released by the Commission.

     8. INDEMNIFICATION AND CONTRIBUTION. (a) The Transaction Entities jointly and severally, shall indemnify and hold harmless the Underwriters, their officers and employees and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, without limitation, any loss, claim, damage, liability or action relating to purchases and sales of Shares), to which any Underwriter, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or in any amendment or supplement thereto, (ii) the omission or alleged omission to state in the Registration Statement or the Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act or any alleged act or failure to act by the Underwriters in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (PROVIDED that the Transaction Entities shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by the Underwriters through their gross negligence or willful misconduct), and shall reimburse the Underwriters and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Underwriters, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; PROVIDED, HOWEVER, that the Transaction Entities shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or the Prospectus, or in any such amendment or supplement, in reliance upon and in conformity with written information concerning the Underwriters furnished to the Company by or on behalf of the Underwriters specifically for inclusion therein. The foregoing indemnity agreement is in addition to any liability which the Transaction Entities may otherwise have to the Underwriters or to any officer, employee or controlling person of the Underwriters.

     (b) The Underwriters shall indemnify and hold harmless each Transaction Entity, its officers and employees, each of its trustees and directors, and each person, if any, who controls each Transaction Entity within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which each Transaction Entity or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning the Underwriters furnished to the Company by or on behalf of the Underwriters specifically for inclusion therein, and shall reimburse each Transaction Entity and any such director, officer or controlling person for any legal or other expenses reasonably incurred by each Transaction Entity or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which the Underwriters may otherwise have to each Transaction Entity or any such director, officer, employee or controlling person.

     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; PROVIDED, HOWEVER, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure, and PROVIDED FURTHER that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

     (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Transaction Entities on the one hand and the Underwriters on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Transaction Entities on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Transaction Entities on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the Transaction Entities, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Shares purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Shares under this Agreement, in each case as set forth in the table on the cover page of the Prospectus Supplement. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Transaction Entities or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Transaction Entities and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section shall be deemed to include, for purposes of this Section
8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed was offered exceeds the amount of any damages which the Underwriters have otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (e) The Underwriters confirm and each Transaction Entity acknowledges that the statements with respect to (i) the public offering of the Shares by the Underwriters set forth on the cover page, (ii) the name of the Underwriters and the number of Shares that each Underwriter is purchasing and (iii) the "Underwriting" section of the Prospectus Supplement are correct and constitute the only information concerning the Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

     9.   SUBSTITUTION OF UNDERWRITERS.

          (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder, the non-defaulting Underwriters may, in their discretion, arrange for the non-defaulting Underwriters or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any defaulting Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or parties reasonably satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms. In the event that, within the respective prescribed periods, the non-defaulting Underwriters notify the Company that they have so arranged for the purchase of such Shares, or the Company notifies the non-defaulting Underwriters that they have so arranged for the purchase of such Shares, the non-defaulting Underwriters or the Company shall have the right to postpone the Closing Date for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in the non-defaulting Underwriters' opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any persons substituted under this Section 9 with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

          (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters made by the non-defaulting Underwriters and the Company as provided in subsection (a) above, the aggregate number of Shares which remains unpurchased does not exceed one-eleventh of the total Shares to be sold at the Closing Date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the Shares which such defaulting Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

          (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters made by the non-defaulting Underwriters and the Company as provided in subsection (a) above, the number of Shares which remains unpurchased exceeds one-eleventh of the total Shares to be sold at the Closing Date, or if the Company shall not exercise the right described in subsection (b) above to require the non-defaulting Underwriters to purchase Shares of the defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 5 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     10. TERMINATION. The obligations of the Underwriters hereunder may be terminated by the Underwriters by written notice given to and received by the Company prior to delivery of and payment for the Shares if, prior to that time, any of the events described in Section 6(i), 6(j) and 6(m) hereof shall not have been satisfied or if the Underwriters shall decline to purchase the Shares for any reason permitted under this Agreement.

     11. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If the Company shall fail to tender the Shares for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Transaction Entities to perform any agreement on their part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled by the Transaction Entities is not fulfilled, the Transaction Entities will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Shares, and upon demand the Transaction Entities shall pay the full amount thereof to the Underwriters.

     12. NOTICES, ETC. All statements, requests, notices and agreements hereunder shall be in writing, and:

          (a) if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to A.G. Edwards & Sons, Inc., One North Jefferson Avenue, St. Louis, Missouri 63103, Attention: Syndicate (Fax: (314) 289-7387); with a copy to Hunton & Williams, Riverfront Plaza, East Tower, 951 East Byrd Street, Richmond, Virginia 23219, Attention: Randall S. Parks (Fax: (804) 788-8218).

          (b) if to the Transaction Entities, shall be delivered or sent by mail, telex or facsimile transmission to the Company, 823 Commerce Drive, Suite 300, Oak Brook, Illinois

60523, Attention: Richard L. Rasley (Fax: (630) 368-2929); with a copy to Jones, Day, Reavis & Pogue, 77 West Wacker, Chicago, Illinois 60601, Attention:
Timothy J. Melton (Fax: (312) 782-8585).

     13. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Transaction Entities and their respective personal representatives and successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (i) the representations, warranties, indemnities and agreements of the Transaction Entities contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (ii) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of directors of the Transaction Entities, officers of the Company who have signed the Registration Statement and any person controlling the Transaction Entities within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

     14. SURVIVAL. The respective indemnities, representations, warranties and agreements of the Transaction Entities and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

     15. DEFINITION OF THE TERMS "BUSINESS DAY" AND "SUBSIDIARY." For purposes of this Agreement, (a) "Business Day" means any day on which the NYSE is open for trading and (b) "Subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations.

     16. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of New York.

     17. COUNTERPARTS. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

     18. HEADINGS. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

IF the foregoing correctly sets forth the agreement between the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

                                       Very truly yours,

                                       GREAT LAKES REIT


                                       By:  /s/ James Hicks
                                          -----------------------
                                       Title:  Treasurer
                                             --------------------

                                       GREAT LAKES REIT, L.P.
                                       By:  GREAT LAKES REIT, its
                                            general partner

                                       By:  /s/ James Hicks
                                          -----------------------
                                       Title:  Treasurer
                                             --------------------

ACCEPTED:

A. G. EDWARDS & SONS, INC.


By:  /s/
   --------------------------
Title:
      -----------------------


WHEAT FIRST UNION, a division of
   Wheat First Securities, Inc.


By:  /s/
   --------------------------
Title:
   --------------------------


EVEREN SECURITIES, INC.


By:  /s/
   --------------------------
Title:
      -----------------------

                                     Schedule I


                                                              Number of Shares
 Underwriter                                                   to be Purchased
 -----------                                                   ---------------
 A. G. Edwards & Sons, Inc.  . . . . . . . . . . . . . . . .        500,000
 Wheat First Union, a division of Wheat First
   Securities, Inc.  . . . . . . . . . . . . . . . . . . . .        500,000
 EVEREN Securities, Inc. . . . . . . . . . . . . . . . . . .        500,000
                                                                  ---------
      Total  . . . . . . . . . . . . . . . . . . . . . . . .      1,500,000



                                     I-1